EXHIBIT 10.61

                            Third Amendment of Lease
                            dated December 30, 1999,
                                     between
                          Empire State Building Company
                                       And
                             New York Skyline, Inc.


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                            THIRD AMENDMENT OF LEASE

         AGREEMENT, made as of the 30th day of December, 1999, by and between Empire State Building Company (hereinafter referred to as "Landlord"), having an office at 350 Fifth Avenue, New York, New York 10118 and New York Skyline, Inc. (hereinafter referred to as "Tenant"), having an office at 350 Fifth Avenue, New York, New York 10118 (this "Third Amendment").

                               STATEMENT OF FACTS

         WHEREAS, Landlord and Tenant entered into that certain agreement of lease made as of February 26, 1993 ("Original Lease"), which Original Lease was subsequently modified by that certain Lease Modification Agreement dated March, 1996 covering certain premises described therein, and that certain Lease Modification Agreement made as of February 8, 1994, true and complete copies of which are annexed hereto collectively as Exhibit A (said lease, as modified, hereinafter referred o as the "Lease"); and

         WHEREAS, the Landlord and Tenant desire to modify the Lease as set forth herein upon all of the terms, covenants and conditions set forth in this Third Amendment;

         NOW,  THEREFORE,  for ten ($10.00)  dollars and other good and valuable
consideration,   the   receipt  and   adequacy  of  which  is  hereby   mutually
acknowledged, Landlord and Tenant hereby agree to the following:

                              TERMS AND CONDITIONS


         1.       DEFINITIONS

                  For the purposes of this Third Amendment, the following definitions shall apply:

     (a) All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     (b) "Effective Date" shall mean February 26, 1993.

     (c) The term "Base Year" shall mean the full calendar year during which the term of this lease commences.

     (d) The term "Price Index" shall mean the "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, N.Y. Northeastern, N.J. , all urban consumers (presently denominated "CPI-U"), or a successor or substitute index appropriately adjusted.

     (e) The term "Price Index for the Base Year" shall mean the average of the monthly All Items Price Indexes for each of the 12 months of the Base Year.
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         2.       ESCALATIONS

                  From and after the Effective Date, Article 46 of the Original Lease is hereby deleted in its entirety and the following provisions are substituted in its place:

                        "CONSUMER PRICE INDEX ESCALATION"

         46. The fixed annual rent reserved in this lease and payable hereunder shall be adjusted, as of the time and in the manner set forth in this Article:

                  (a) Effective as of each January and July subsequent to Base Year, there shall be made a cost of living adjustment of the fixed annual rental rate payable hereunder. The July adjustment shall be based on the percentage difference between the Price Index for the preceding month of June and the Price Index for the Base Year. The January adjustment shall be based on such percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Year.


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                  (i) In the event  that  Price  Index for June in any  calendar year during the term of this lease reflects an increase over the price Index for the Base year, then the fixed annual rent herein provided to be paid as of July 1st following such month of June (unchanged by any adjustments under this Article) shall be multiplied by the percentage difference between the Price Index for June and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent, effective as of such July 1st. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

                  (ii) In the event the Price Index for December in any calendar year during the term of this lease reflects an increase over the Price Index for the Base Year, then the fixed annual rent herein provided to be paid as of the January 1st following such month of December (unchanged by any adjustments under this Article) shall be multiplied by the percentage difference between the Price Index for December and the Price Index for the Base Year, and the resulting sum shall be added to such fixed annual rent effective as of such January 1st. Said adjusted fixed annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this lease.

         The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustments in the annual rent payable hereunder:

                  Assuming that said fixed annual rent is $10,000, that the Price Index for the Base Year was 102.0 and that Price Index for the month of June in a calendar year following the Base Year was 105.0 , then the percentage increase thus reflected, i.e., 2.941% (3.0/102.0) would be multiplied by $10,000, and said fixed annual rent would be increased by $294.10 effective as of July 1st of said calendar year.

         In the event that the Price Index ceases to use 1982-84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore use in determining the Price Index shall be used.

                  (b) Landlord will cause statements of the cost of living adjustments provided for in subdivision (a) to be prepared in reasonable detail and delivered to Tenant.

                  (c) In no event shall the fixed annual rent originally provided to be paid under this lease (exclusive of the adjustments under this Article) be reduced by virtue of this Article.

                  (d) Any delay or failure of Landlord, beyond July or January of any year, in computing or billing for the rent adjustments herein above provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

                  (e) Notwithstanding any expiration or termination of this lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement) Tenant's obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the lease expiration date, and shall survive any expiration or termination of this lease.


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         3.       NO BROKERS/INDEMNIFICATION

                  Landlord and Tenant represent and warrant that neither consulted or negotiated with any broker or consultant with regard to this Third Amendment. Landlord and Tenant agree to indemnify, defend and hold one another harmless from and against any and all claims for fees and commission from anyone claiming to have dealt with the respective party in connection with this Third Amendment.

         4.       MISCELLANEOUS

                  (a) Except as otherwise provided herein, all of the terms, covenants, conditions and provisions of the Lease shall remain and continue unmodified, in full force and effect.

                  (b) This Third Amendment sets forth the entire agreement between the parties, superseding all prior agreements and understandings, written and oral, and may not be altered or modified except by a writing signed by both parties.

                  (c) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, it successors and assigns, and Tenant, its successors and assigns. If any of the provisions of this Third Amendment, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Third Amendment, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Third Amendment shall be valid and enforceable to the fullest extent permitted by law.

                  (d) The captions of this Third Amendment are for convenience and reference only and no way define, limit or describe the scope or intent of this Third Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

EMPIRE STATE BUILDING COMPANY


By: /s/ John B. Trainor, Jr.
------------------------
John B. Trainor, Jr.
Senior Vice President


NEW YORK SKYLINE, INC.


By: /s/ Robert Brenner
Robert Brenner
President
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                                    EXHIBIT A

                                    CONTAINS:

                                 ORIGINAL LEASE
                            DATED FEBRUARY 26, 1993,
                                     BETWEEN
                          EMPIRE STATE BUILDING COMPANY
                                       AND
                             NEW YORK SKYLINE, INC.
                              CONCERNING OFFICES AT
                   350 FIFTH AVENUE, NEW YORK, NEW YORK 10118,
                          LEASE MODIFICATION AGREEMENT
                               DATED MARCH, 1996,
                          LEASE MODIFICATION AGREEMENT
                             DATED FEBRUARY 8, 1998,

                                       AND

                            THIRD AMENDMENT OF LEASE
                             DATED DECEMBER 30, 1999